EXHIBIT 10.1


                        SEPARATION AGREEMENT AND RELEASE

            SEPARATION AGREEMENT AND RELEASE dated as of April 15, 2002 (this "Agreement"), by and between THE ASHTON TECHNOLOGY GROUP, INC., a Delaware corporation (the "Company"), and MR. FREDRIC W. RITTEREISER ("Rittereiser").

            WHEREAS, Rittereiser has been employed by the Company and serves as the Chief Executive Officer and Chairman of the Board of Directors of the Company and is a party to an employment agreement dated as of September 1, 2000 (the "Employment Agreement") with the Company;

            WHEREAS, Rittereiser has also been employed by Universal Trading Technologies Corporation, a majority-owned subsidiary of the Company ("UTTC"), and serves as the Chief Executive Officer and as a director of UTTC, and has served as a director and/or an officer or management committee member of (i) Electronic Market Center, Inc., a majority-owned subsidiary of the Company ("EMC"), (ii) Croix Securities, Inc., a wholly-owned subsidiary of UTTC ("Croix"), (iii) NextExchange, Inc., a wholly-owned subsidiary of UTTC ("Next Exchange"), (iv) REB Securities, Inc., a wholly-owned subsidiary of UTTC ("REB"), (v) ATG Trading, LLC, a wholly-owned subsidiary of the Company ("ATG"),
(vi) Ashton Technology Canada, Inc., a majority-owned subsidiary of the Company ("Ashton Canada"), and (vii) Kingsway ATG Asia Limited, a joint venture partner of the Company ("KAA," and together with UTTC, EMC, Croix, NextExchange, REB, ATG, and Ashton Canada, the "Subsidiaries");

            WHEREAS,   the  Company  has  entered  into  a  securities  purchase
agreement dated as of February 4, 2002, as amended March 6, 2002 (the "Purchase Agreement"), with OptiMark Innovations Inc. (the "Purchaser"); and

            WHEREAS, Rittereiser and the Company mutually wish to terminate Rittereiser's employment and/or director relationship with the Company and the Subsidiaries on the terms, provisions and conditions set forth in this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

            1. Termination of Employment. The Company and Rittereiser hereby agree that Rittereiser's employment with the Company and each of the
Subsidiaries shall terminate, by their mutual agreement on the date the transactions contemplated by the Securities Purchase Agreement have been consummated (the "Effective Date"). On the Effective Date, the Employment Agreement shall be terminated and shall be of no further force and effect. After the Effective Date, Rittereiser shall not be required to provide any employment services to (x) the Company and UTTC in his position as Chief Executive Officer of the Company and UTTC, or (y) to any of the other Subsidiaries in his position as an executive officer or management committee member.

            2. Resignation as Chairman of the Board and as Director. As of the Effective Date, Rittereiser hereby resigns as Chairman of the Board of Directors and as a director of the Company and each of the Subsidiaries, as the case may be, and the Company and each of the Subsidiaries accept Rittereiser's resignation as Chairman of the Board of Directors and as a director of the Company and each of the Subsidiaries, as the case may be.

            3. Separation Payments to Rittereiser.
               ----------------------------------

               (a) In consideration of his employment service to the Company through the Effective Date, Rittereiser shall be entitled to receive $100,000, less withholdings for social security taxes, medicare and City of Philadelphia wage taxes and without any deduction for any federal income tax withholdings, for the period ending on the Effective Date, which payment shall be made promptly after the Effective Date. The execution and delivery of this Agreement by Rittereiser shall constitute a resignation by Rittereiser of his positions as Chief Executive Officer, Chairman of the Board of Directors and as a director of the Company and each of the Subsidiaries, as the case may be.

               (b) On the one-year anniversary of the Effective Date or as soon as practicable thereafter, the Company shall pay to Rittereiser $50,000, less withholdings for social security taxes, medicare and City of Philadelphia wage taxes and without any deduction for any federal income tax withholdings.

               (c) The Company has, upon presentation of documentation and receipts in accordance with the Company's policies as presently in effect, reimbursed Rittereiser for all reasonable and necessary business expenses incurred by Rittereiser in the performance of his duties to the Company from January 18, 2002 through the Effective Date, which expenses have not exceeded $6,000.00. Rittereiser represents and warrants to the Company that he has not incurred any other business expenses for which he shall seek reimbursement from the Company.

               (d) The Company shall also continue to provide Rittereiser with the medical plan (Guardian Group Insurance Plan or another plan with comparable coverage) benefits currently provided by the Company at Company cost and expense (including coverage for him, his wife and child), excluding customary co-payment amounts and subject to plan changes in the sole discretion of the Company, for twelve (12) months commencing at the Effective Date and terminating on April 15, 2003. If Rittereiser obtains other employment prior to April 15, 2003, the Company's obligations to provide coverage under the medical plan shall cease. The preceding sentence in no way obligates Rittereiser to obtain other employment during such one (1) year period.

               (e) In consideration of this Agreement and other good and valuable consideration, on the Effective Date, the Company will extend the exercise period of Rittereiser's currently vested non-qualified options (the "Non-Qualified Options") to purchase in the aggregate 1,500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") to (x) July 15, 2003 in the case of the Non-Qualified Options to purchase 1,000,000 shares of Common Stock at an exercise price of $1.875 issued under the 1998 Stock Incentive Plan and (y) September 1, 2005 in the case of the Non-Qualified Options to purchase 500,000 shares of Common Stock at an exercise price of $10.50 issued under the 1999 Stock

Incentive Plan. Rittereiser acknowledges and agrees that except for the Non-Qualified Options, he does not have, nor has the right to, any other options, warrants, puts, calls, rights (including conversion of preemptive rights and rights to first refusal) or agreements of any kind to purchase shares of the capital stock of the Company or any Subsidiary, including, without limitation, the Common Stock.

               (f) In consideration of this Agreement and other good and valuable consideration, the Company shall issue Rittereiser or his assignee(s) four million (4,000,000) restricted shares of Common Stock (the "Shares") promptly after the Effective Date. The stock certificate evidencing the Shares shall bear a legend restricting the transfer of the Shares unless the Shares have been registered under an effective registration statement or the Shares may be sold pursuant to an exemption from registration. The Company covenants and agrees with Rittereiser to file a registration statement to register the Shares within sixty (60) days of the closing of the transaction contemplated by the Securities Purchase Agreement dated as of February 4, 2002 between the Company and OptiMark Innovations Inc., as amended on March 6, 2002 (the "Securities Purchase Agreement").

               (g) In consideration of this Agreement and other good and valuable consideration, on the Effective Date, the Company as beneficiary to the two million dollar ($2,000,000) and three million dollar ($3,000,000) term life policies on Rittereiser as insured (the "Policies"), shall transfer and assign the Policies to Rittereiser and Rittereiser assumes any then current and future premium payments due and owing on the Policies.

               (h) The number of shares of Common Stock subject to the Non-Qualified Options shall be adjusted as necessary to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Common Stock of the Company), reorganization, recapitalization or other like change with respect to the Common Stock of the Company occurring after the Effective Date to the same extent the Company is required to make such adjustments under the 1998 and 1999 Stock Incentive Plans of the Company. It is the intention of the Company and Rittereiser that this Agreement shall set forth their entire understanding and agreement with respect to the Non-Qualified Options and the Common Stock underlying the Non-Qualified Options.

               (i) The sums and benefits being paid to or provided to Rittereiser pursuant to this Section 3 (including the Non-Qualified Options) are in lieu of any other payment, obligation, distribution, salary, bonus, incentive plan payment, severance pay, unused accrued vacation pay or any other form of compensation, benefit or damages of any kind otherwise due, owing or payable by the Company to Rittereiser. Rittereiser acknowledges and agrees that in connection with the releases which he is providing herein as to claims or potential claims, the Company is not obligated to provide to him the consideration attributed herein to such releases under any agreement (other than this Agreement) or pursuant to any policy, plan or practice of the Company. Each of Rittereiser and the Company also acknowledges and agrees that, except as expressly set forth in this Agreement, no other monetary or other payments or other consideration or benefits is required to be made to Rittereiser from the Company, whether or not pursuant to any employment agreement between the Company and Rittereiser. Rittereiser further acknowledges and agrees that the decisions and his agreements regarding the termination of his employment with the Company and resignation as Chairman of the Board of Directors and as a director of the Company and each of the Subsidiaries, as the case may be, were made prior to the signing of this Separation Agreement and Release and that he is specifically signing this Agreement to release any and all claims he may have in connection with such employment, the termination thereof or such resignation.

            4. Release.
               -------

               (a) In  consideration  of  this  Agreement  and  other  good  and
valuable   consideration  paid  or  made  available  to  Rittereiser  hereunder,
Rittereiser hereby releases the Company and the Subsidiaries, and their respective predecessors, successors, present and former affiliates, subsidiaries, parents, related entities, officers, directors, members, managers, assigns, insurers, representatives, employees, agents, attorneys, and each of them, from any and all claims, demands, charges, complaints, liabilities, obligations, indemnities, promises, agreements, contracts, covenants, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, liens, debts and expenses, of whatever kind or nature in law, equity or otherwise, which he now possesses, has possessed, or may in the future possess, against any of them, or to which he is or claims to be entitled, whether known or unknown, suspected or unsuspected, committed or omitted prior to the date of this Agreement arising from, or relating to, his employment with the Company, including, but not limited to, those which relate to, or arise out of his employment by the Company or any of its Subsidiaries, service as a director of any of the Subsidiaries, the termination of his employment with the Company or any of its Subsidiaries, resignation as a director of any of the Subsidiaries, or any other transactions, occurrences, acts or omissions or any loss, damages or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of any of the releases ("Rittereiser Released Claims"). The Rittereiser Released Claims include, but are not limited to, any action arising out of any foreign, federal, state or local constitution, statute, ordinance, regulation, or common law, including, but not limited to, those arising under the Age Discrimination In Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, The Equal Pay Act, The Americans With Disabilities Act, The Family and Medical Leave Act, The Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, any other foreign, federal, state or local laws prohibiting employment discrimination or otherwise regulating employment, any claim or claims for discrimination, failure to prevent discrimination, retaliation, failure to prevent retaliation, harassment, failure to prevent harassment, assault, battery, misrepresentation, fraud, deceit, invasion of privacy, breach of contract, breach of collective bargaining agreement, breach of quasi-contract, breach of implied contract, an accounting, wrongful or constructive discharge, breach of the covenant of good faith and fair dealing, libel, slander, negligent or intentional infliction of emotional distress, violation of public policy, negligent supervision, negligent retention, negligence, interference with business opportunity or with contracts, and any claim or claims for severance pay, bonus or similar benefit, stock, stock options, sick leave, pension, retirement, retirement bonus, holiday pay, life insurance, health or medical insurance, reimbursement of health or medical costs, worker's compensation or disability. Nothing herein shall constitute release of any claim relating to or arising from a breach of this Agreement.

               (b) In  consideration  of  this  Agreement  and  other  good  and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged,  the Company and its

Subsidiaries hereby release Rittereiser, from any and all claims, demands, charges, complaints, liabilities, obligations, indemnities, promises, agreements, contracts, covenants, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, liens, debts and expenses, of whatever kind or nature in law, equity or otherwise, which they now possess, have possessed, or may in the future possess, against Rittereiser, or to which they are or claims to be entitled, whether known or unknown, suspected or unsuspected, committed or omitted prior to the date of this Release arising from, or relating to, Rittereiser's employment by the Company, or any of its subsidiaries, including, but not limited to, those which relate to, or arise out of Rittereiser's employment with the Company, or any of its subsidiaries, or any other transactions, occurrences, acts or omissions or any loss, damages or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of any of the releases (the "Company Released Claims"). Notwithstanding anything in the foregoing to the contrary, the Company Released Claims shall not include any claims, demands, charges, complaints, liabilities, obligations, indemnities, promises, agreements, contracts, covenants, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, liens, debts and expenses, of whatever kind or nature in law, equity or otherwise, arising from, or relating to, (x) any violation of any laws, including, without limitation, any federal or state securities laws, by Rittereiser and for which Rittereiser has been found liable or guilty by a court of competent jurisdiction, or (y) any representations or warranties made or deemed made by the Company in the Securities Purchase Agreement shall prove to have been incorrect in any material respect or untrue on or as of the date made or deemed to be made. Nothing herein shall constitute a release of any claim relating to or arising from a breach of this Agreement by Rittereiser.

               (c) Each of the Company, its Subsidiaries and Rittereiser recognizes that the release set forth in Sections 4(a) and 4(b), respectively, binds their respective heirs, successors and assigns.

            5. No Liability.
               ------------

               (a) Rittereiser acknowledges and agrees that neither this Agreement nor anything contained in this Agreement constitutes an admission or acknowledgment by the Company of any: (i) liability; (ii) violation of any federal, state or local law, regulation, order, rule or other requirement of law; (iii) breach of any contract or other agreement, actual or implied; (iv) commission of any tort; or (v) other civil wrong of any nature.

               (b) The Company acknowledges and agrees that neither this Agreement nor anything contained in this Agreement constitutes an admission or acknowledgment by Rittereiser of any: (i) liability; (ii) violation of any federal, state or local law, regulation, order, rule or other requirement of law; (iii) breach of any contract or other agreement, actual or implied; (iv) commission of any tort; or (v) other civil wrong of any nature.

            6. Employment Laws. Rittereiser acknowledges and agrees that he understands there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment pursuant to which he may have rights or claims. These laws and regulations include, without limitation, the following: Title VII of the Civil Rights Act of 1964, as amended, including the Equal Employment Opportunity Act of

1972; the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); the Americans with Disabilities Act of 1990; the National Labor Relations Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the Family and Medical Leave Act; 42 U.S.C. ss.1981; all federal, state and local laws regarding human rights, employment and unemployment insurance. Rittereiser further acknowledges and agrees that he understands there are other statutes and laws of contract and tort otherwise relating to his employment with the Company and its subsidiaries. RITTEREISER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND RELEASES ANY RIGHTS HE MAY HAVE UNDER THESE AND ANY OTHER LAWS (IN EACH CASE AS NOW IN EFFECT AND ANY SUCCESSORS THERETO), AND UNDER LAWS OF CONTRACT AND TORT ARISING OUT OF OR RELATING TO HIS EMPLOYMENT WITH THE COMPANY OR ANY OF ITS SUBSIDIARIES, BUT HE DOES NOT INTEND TO WAIVE, NOR IS HE WAIVING, ANY RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE THAT HE SIGNS THIS AGREEMENT. Rittereiser further acknowledges his understanding that this Agreement may not be used to affect the responsibility of the Equal Employment Opportunity Commission (the "Commission") to enforce the ADEA, the right of an employee to file a charge or participate in the Commission's proceedings under the ADEA, or the right of an employee to challenge the knowing and voluntary nature of the Agreement under the ADEA.

            7. Non-Solicitation; Non-Competition; Non-Disclosure.
               -------------------------------------------------

               (a) From the Effective  Date and during the period of twenty-four
(24) months from the Effective Date, Rittereiser agrees that he will not, directly or indirectly, as an equity owner, director, employee, consultant, lender, agent or in any other capacity, (i) solicit, induce or entice for employment, retention or affiliation, or recommend to any corporation, entity or other person the solicitation, inducement or enticement for employment, retention or affiliation of, any employee, consultant, independent contractor or other person employed or retained by, or affiliated with, the Company, or any of its Subsidiaries or affiliates or (ii) engage in any activity intended to terminate, disrupt or interfere with the Company's or any of its Subsidiaries or affiliate's relationship with a customer, supplier, lessor or other person.

               (b) From the Effective Date and during the period of twelve (12) months from the Effective Date, Rittereiser agrees that he will not, directly or indirectly, as an equity owner, director, employee, consultant, lender, agent or any other capacity, (i) engage or participate in, or have any interest in any corporation, entity or other person that engages or participates in any business or activity engaged or participated in by the Company or its subsidiaries on the Effective Date, or (ii) engage or participate in, or have an interest in any corporation, entity or other person that participates in a merger, acquisition or consolidation with the Company or any of its subsidiaries. For purposes of this Section 7, (x) the "business or activity" engaged or participated in by the Company or its subsidiaries consists of creating, establishing, providing or supplying equity products and equity derivatives thereof that guarantee liquidity based on a benchmark price, and (y) Rittereiser will be deemed directly or indirectly to be engaged or participating in the operation of such a business or activity, or to have an interest in a corporation, entity or other person, if he is a proprietor, partner, joint venturer, shareholder, director, officer, lender, manager, employee, consultant, advisor or agent or if he, directly or indirectly (including as a member of a group), controls all or any part thereof; provided, that nothing in this Section shall prohibit Rittereiser from holding less than five percent (5%) of a class of a corporation's outstanding securities that are listed on a national securities exchange or traded on Nasdaq National Market, Nasdaq SmallCap Market or in the over-the-counter market. For the purpose of clarification, Rittereiser will be prohibited from creating, establishing, providing or supplying equity products or equity derivatives thereof to any entity that does not possess a trading system that is electronically generated and that can provide equity products or equity derivatives that can guarantee liquidity based on a benchmark price. With respect to an entity that possesses a trading system that is electronically generated, Rittereiser is prohibited from creating, establishing, providing, supplying or enhancing such entity's trading system that is electronically generated for providing equity products or equity derivatives that can guarantee liquidity based on a benchmark price. Rittereiser may be engaged exclusively by the Company or any of its Subsidiaries to offer guaranteed liquidity in the supply of its equity products or equity derivatives thereof. Notwithstanding anything to the contrary in the foregoing, Rittereiser may be engaged by an entity that possesses a trading system that is electronically generated; provided, that Rittereiser may render his services only in the areas of price discovery and/or passive pricing (which is the method in which a specified price is determined at the point in time that a cross or match is agreed upon).

               (c) Rittereiser hereby acknowledges and agrees that during the period of his employment with the Company he was in a confidential relationship with the Company and has had access to confidential information and trade secrets of the Company, its subsidiaries and affiliates (collectively, the "Confidential Information"). Confidential Information includes, but is not limited to, all confidential or any proprietary information regarding the Company, its subsidiaries and affiliates or any aspect of their business or operations, including, but not limited to, pricing information, customer lists, supplier information, internal business procedures, management information systems and techniques, market studies, expansion plans and similar non-public information relating to the internal operations, business policies or practices of the Company or any of its subsidiaries. Rittereiser shall maintain the strictest confidentiality of all Confidential Information and shall not use or permit the use of, or disclose, discuss, communicate or transmit or permit the disclosure, discussion, communication or transmission of, any Confidential Information. This Section shall not apply to (i) information that, by means other than Rittereiser's deliberate or inadvertent disclosure, becomes generally known to the public, or (ii) information the disclosure of which is compelled by law (including judicial or administrative proceedings and legal process). In that connection, in the event that Rittereiser is requested or required (by oral question, interrogatories, requests for information or documents, subpoenas, civil investigative demand or other legal process) to disclose any Confidential Information, Rittereiser agrees to provide the Company with prompt written notice of such request or requirement so that the Company may seek an appropriate protective order or relief therefrom or may waive the requirements of this Section. If, failing the entry of a protective order or the receipt of a waiver hereunder, Rittereiser is, in the opinion of counsel, compelled to disclose Confidential Information under pain of liability for contempt or other censure or penalty, Rittereiser may disclose such Confidential Information to the extent so required. In the event of a breach or threatened breach by Rittereiser of any of the provisions of this Section 7, the Company shall be entitled to an injunction to be issued by any court or tribunal of competent jurisdiction to restrain Rittereiser from committing or continuing any such violation. In any proceeding for an injunction, Rittereiser agrees that his ability to answer in damages, or his or the

Company's ability to take any other lawful remedial action, shall not be a bar or be interposed as a defense to the granting of a temporary or permanent injunction against him. Rittereiser acknowledges that the Company will not have an adequate remedy at law in the event of any breach by him as aforesaid and that the Company may suffer irreparable damage and injury in the event of such a breach by him. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedy or remedies available to the Company in respect of such breach or threatened breach.

               (d) Each of the Company and Rittereiser,  hereby agrees that from and after the date of the execution and delivery of this Agreement, neither will directly or indirectly, provide to any person or entity any information that concerns or relates to the negotiation of or circumstances leading to the execution of this Agreement or to the terms and conditions hereof, except to (i) the extent that such disclosure is specifically required by applicable law or legal process; (ii) such party's tax advisors as may be necessary for the preparation of tax returns or other similar reports required by law, (iii) such party's attorneys as may be necessary to secure advice concerning the interpretation of this Agreement or to this Agreement in connection with the enforcement of; or (iv) members of Rittereiser's immediate family. Each of the Company and Rittereiser agrees that prior to disclosing such information under clauses (ii), (iii) or (iv) of this Section 7, such party will inform the recipients that they are bound by the limitations of this Section 7 and such disclosure will only be permitted if the recipient agrees to be bound by such limitations. Each of the Company and Rittereiser further agrees that any disclosure of such information by any such recipients not in accordance with this Section 7 shall be deemed to be a disclosure by the disclosing party in breach of this Agreement. The Company agrees not to provide to any third party (which term, for purposes hereof, shall not include the Company, its subsidiaries and its affiliates and their respective officers, directors, employees and professional advisors) the terms of this Agreement or any information that concerns or relates to the negotiation of or circumstances leading to the execution of this Agreement unless the Company determines in good faith that it is specifically required to do so by applicable law or legal process.

               (e) It is expressly acknowledged and agreed by Rittereiser that his obligations set forth in this Section 7 were an inducement to the Company to enter into this Agreement and that the scope of the provisions set forth in this
Section 7 are in each case reasonable and necessary in light of the circumstances. If, for any reason, any aspect of any of the provisions set forth in this Section 7 as they apply to Rittereiser is determined by a court of competent jurisdiction to be unreasonable, illegal, invalid or unenforceable, the provisions shall, to the fullest extent possible, be modified by the court to the minimum extent required by applicable law in order to make the provisions legal, valid and enforceable to the fullest extent permitted by applicable law. Rittereiser hereby acknowledges and agrees that his services were and continue to be of a unique character and he expressly grants the Company the right to enforce the provisions of this Section 7 through the use of all remedies available at law or in equity, including, but not limited to, obtaining a court order, injunction or other equitable relief prohibiting Rittereiser from threatening to breach, breaching or continuing to breach any provision of this
Section 7, without the Company being required to post a bond or other security or prove any amount of actual damages.

            8.  Withholding of Tax; Tax Payments.  Rittereiser  acknowledges and agrees that any withholdings for social security taxes, medicare and City of Philadelphia wage taxes with respect to the sums received by him under the terms of this Agreement may be made by the Company. Rittereiser shall be responsible for all income taxes, employment taxes, social security taxes, unemployment insurance charges and all other similar taxes and charges incurred by Rittereiser with respect to any payments made by the Company to Rittereiser under this Agreement.

            9. Validity of Agreements. If any provision of this Agreement, with the exception of the release embodied in Section 4 hereof, is held to be invalid, illegal or unenforceable, the remaining portions shall continue to be valid and legal, and will be performed, construed and fully enforced to the fullest extent permitted by law, and the invalid or unenforceable provision(s) shall be deemed amended and limited in accordance with the intent of the parties, as determined from the face of the Release, to the extent necessary to permit the maximum enforceability or validation of such provision(s). The release embodied in Section 4(a) of this Agreement is of the essence of this Agreement and should any of its subparagraphs be deemed invalid, illegal or unenforceable, this Agreement may be declared null and void by the party which did not seek to have such provision declared invalid, illegal or unenforceable in his or its discretion.

            10.  Other Understandings.
                 --------------------

               (a) Rittereiser agrees not to disparage or denigrate the Company, its subsidiaries, OptiMark Holdings, Inc., OptiMark, Inc. and OptiMark Innovations Inc. or any of their respective directors, officers, advisors or "beneficial owners" (as defined in the Securities Exchange Act of 1934) at any time, whether orally or in writing. Each of the Company, its subsidiaries, OptiMark Holdings, Inc., OptiMark, Inc. and OptiMark Innovations Inc. agrees not to disparage or denigrate Rittereiser at any time, whether orally or in writing.

               (b)  Concurrently   with  the  execution  and  delivery  of  this
Agreement, Rittereiser shall deliver to the Company the pager and cellular telephone which are in his possession and which have been furnished to him by the Company as well as all office keys and security cards of the Company.

               (c) On or prior to the Effective Date, Rittereiser shall pay, settle or reimburse the Company for any and all financial obligations, including, without limitation, personal loans, due and owing to the Company.

               (d) On the Effective Date and in addition to the Employment Agreement, Rittereiser shall terminate any all contracts, agreements or arrangements, if any, that he may have with the Company or any of its subsidiaries.

            11. Governing Law. The parties agree that this Agreement shall be deemed to have been made within the Commonwealth of Pennsylvania, and shall be interpreted, construed, governed by and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

            12. Arbitration. In connection with any dispute between the parties arising out of or relating to this Agreement which cannot be resolved by the parties, either party shall be entitled to have the dispute resolved by exclusive binding arbitration to be conducted in the county of Philadelphia in the Commonwealth of Pennsylvania in accordance with the rules and procedures for arbitration as are from time to time prescribed by the American Arbitration Association (the "AAA"). If a dispute exists, the parties shall negotiate in good faith for a period of fifteen (15) days in an attempt to resolve such dispute. If the dispute is not resolved within that period, either party may submit the dispute to arbitration upon ten (10) days' prior written notice to the other party. The arbitration shall be conducted by one arbitrator mutually acceptable to Employee and the Company or if they are unable to agree on one arbitrator they shall each designate one individual from a panel of potential arbitrators designated by the AAA who shall together designate a third arbitrator from a panel of potential arbitrators designated by the AAA who shall be the sole arbitrator in the arbitration proceedings (the "Arbitrator"). The determination by the Arbitrator shall be conclusive and binding on the parties and shall not be subject to appeal or other judicial review. The Arbitrator shall be entitled to award to the prevailing party in the arbitration, the reimbursement of such party's reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, the compensation payable to the Arbitrator and fees payable to the AAA) incurred in connection with such arbitration. The prevailing party shall be entitled to enforce the determination of the Arbitrator in any court of competent jurisdiction and the other party hereby unconditionally and irrevocably waives any right to challenge or contest such enforcement. The prevailing party shall be entitled to reimbursement of such party's reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in attempting to enforce any such determination.

               Notwithstanding anything to the contrary set forth herein and in furtherance of the rights and remedies afforded to the Company pursuant to
Section 7 hereof, the Company shall be entitled to seek injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any of Rittereiser's obligations hereunder.

            13. Notices. Any notice or demand which is required or provided to be given under this Agreement shall be in writing and (except for payments which may be sent by first class United States mail) shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, facsimile or nationally recognized overnight courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

            (a)    if to the Company:

                   The Ashton Technology Group, Inc.
                   1835 Market Street
                   Suite 420
                   Philadelphia, PA 19103
                   Facsimile:  (215) 789-3399
                   Attention:  Jennifer Andrews
                   with a copy to:

                   Jenkens & Gilchrist Parker Chapin LLP
                   The Chrysler Building
                   405 Lexington Avenue
                   New York, New York 10174
                   Attention:  Christopher S. Auguste
                   Facsimile:  212-704-6288

               (b) if to Rittereiser:

                   Fredric W. Rittereiser
                   20 Maple Street
                   Toms River, NJ 08753

or to such other address as a party shall have designated by notice given to the other party pursuant hereto.

            14.  ADEA Release.
               ------------

               (a) Rittereiser expressly acknowledges and agrees that this Agreement includes a waiver and release of all claims which he has or may have under the Age Discrimination In Employment Act of 1967, as amended, 29 U.S.C.
Section 821 et seq. ("ADEA").

               (b) The waiver and release of claims under the ADEA contained in this Agreement does not cover rights or claims that may arise after the date on which Rittereiser signs this Agreement. Rittereiser has been advised to consult with a lawyer before signing this Agreement. Rittereiser is granted twenty-one
(21) days after he is presented with this Agreement to decide whether or not to sign this Agreement. If Rittereiser signs this Agreement prior to twenty-one
(21) days from the date on which he receives it, he must sign the attached waiver. Rittereiser will have the right to revoke only the waiver and release of claims under the ADEA within seven (7) days of signing this Agreement, and the release of claims under the ADEA only shall not become effective or enforceable until this revocation period has expired. Rittereiser hereby acknowledges and agrees that he is knowingly and voluntarily waiving and releasing his rights and claims only in exchange for consideration in addition to anything of value to which he is already entitled.

               (c) Rittereiser may revoke his release of claims under the ADEA only, during the seven (7) days following his execution of this Agreement. Any revocation of his release of claims under the ADEA must be in writing and hand delivered to the Company during the revocation period. The release of claims under the ADEA will become effective and enforceable eight (8) days following delivery to the Company of two signed duplicate originals of the Agreement.

            15. Non-Assignment of Claims. Rittereiser represents and warrants to the Company that he has not assigned or transferred any of the Rittereiser Released Claims. The Company represents and warrants to Rittereiser that it has not assigned or transferred any of the Company Related Claims.

            16. Entire Agreement, etc. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and it supersedes all prior and/or contemporaneous agreements with respect to such subject matter all of which are merged herein. This Agreement may not be amended or modified, except by a written instrument executed by each of the parties.

            17. Counterparts; Headings. This Agreement may be executed in separate counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument. It shall not be necessary for the party who is making proof of this Agreement to account for more than one counterpart. This Agreement may be executed by facsimile signature, which shall be valid for all purposes. The section headings inserted herein are for convenience of reference only and shall not have any effect in the interpretation or construction of this Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                         /s/ Fredric W. Rittereiser
                                         ---------------------------------------
                                         Fredric W. Rittereiser


                                         THE ASHTON TECHNOLOGY GROUP, INC.


                                         By:/s/ William W. Uchimoto
                                            -------------------------------
                                            Name:  William W. Uchimoto
                                            Title: Executive Vice President
                                                   and General Counsel

COMMONWEALTH OF PENNSYLVANIA  )
                              : ss.
COUNTY OF PHILADELPHIA        )


            On this ___ day of April, 2002, before me personally came FREDRIC W. RITTEREISER personally known to me (or proved to me on the basis of satisfactory evidence) to be the individual described in, and who executed the foregoing AGREEMENT, and duly acknowledged to me that he executed the same.

           IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          ----------------------------------
                                          Notary Public



COMMONWEALTH OF PENNSYLVANIA  )
                              : ss.
COUNTY OF PHILADELPHIA        )


            On this ___ day of April, 2002 before me personally came ______________________ personally known to me (or proved to me on the basis of satisfactory evidence), who, being by me duly sworn, did depose and say that deponent is the ______________________ of THE ASHTON TECHNOLOGY GROUP, INC., a Delaware corporation, the corporation described in, and which executed the foregoing AGREEMENT; and that deponent signed deponent's name thereto as and for the act of said corporation.

           IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          ----------------------------------
                                          Notary Public

                                     WAIVER
                                     ------

            I acknowledge that I was given twenty-one (21) days to consider whether to sign the attached Agreement, but that I chose to sign the Agreement before the end of that period.

                                         ___________________________________
                                         Fredric W. Rittereiser


DATE:  April __, 2002